Tyler Technologies Reports Earnings for Third Quarter 2020

Operating income grew double-digits; cash from operations reached record quarterly high

PLANO, Texas – November 4, 2020 – Tyler Technologies, Inc. (NYSE: TYL) today announced financial results for the third quarter ended September 30, 2020.

Third Quarter 2020 Financial Highlights:

•Total revenues were $285.7 million, up 3.8% from $275.4 million for the third quarter of 2019. Organic revenue growth was 3.3%. Non-GAAP total revenues were $285.9 million, up 3.2% from $277.2 million for the third quarter of 2019. Non-GAAP organic revenue growth was 2.7%.
•Recurring revenues from maintenance and subscriptions were $207.3 million, up 12.0% from $185.1 million for the third quarter of 2019, and comprised 72.5% of third quarter 2020 revenue.
•Operating income was $49.7 million, up 24.0% from $40.1 million for the third quarter of 2019. Non-GAAP operating income was $81.8 million, up 15.2% from $71.0 million for the third quarter of 2019.
•Net income was $39.3 million, or $0.94 per diluted share, down 2.7% compared to $40.4 million, or $1.00 per diluted share, for the third quarter of 2019. Non-GAAP net income was $62.4 million, or $1.50 per diluted share, up 14.8% compared to $54.3 million, or $1.35 per diluted share, for the third quarter of 2019.
•Cash flows from operations were $169.8 million, up 30.5% compared to $130.1 million for the third quarter of 2019.
•Adjusted EBITDA was $88.9 million, up 15.4% compared to $77.1 million for the third quarter of 2019.
•Software subscription arrangements comprised approximately 47% of the total new software contract value in the third quarter, compared to approximately 51% in the third quarter of 2019.
•Total bookings were $292 million, up 12.9% compared to the third quarter of 2019. Subscription bookings in the third quarter added $9.9 million in annual recurring revenue.
•Total backlog was $1.55 billion, up 9.2% from $1.41 billion at September 30, 2019. Software-related backlog (excluding appraisal services) was $1.51 billion, up 9.5% from $1.38 billion at September 30, 2019.

“We are pleased with our third quarter results, particularly in light of the continuing impact of the COVID-19 pandemic, as we achieved double-digit growth in operating income and record highs for free cash flow and adjusted EBITDA,” said Lynn Moore, Tyler’s president and chief executive officer. “Revenues continued to be impacted by the COVID-19 pandemic. We returned to positive revenue growth in the third quarter, driven by strong recurring revenues with subscription revenues up 18.6%. Software license, professional services, and appraisal services revenues declined due to longer sales cycles, delays in projects, and the near elimination of billable travel revenue. We experienced an IT security incident in late September which also reduced services revenues in the quarter by an estimated $1.5 million.
"We continued to experience significant savings in operating expenses in the third quarter, in part driven by the successful deployment of more efficient service delivery and operating models. As a result, our

Tyler Technologies Reports Earnings
For Third Quarter 2020
November 4, 2020

operating margins expanded significantly, with our non-GAAP operating margin up 300 basis points to 28.6%, and our adjusted EBITDA rose to a new quarterly high. Cash flows from operations and free cash flow also reached record levels, growing 30.5% and 34.8%, respectively. Our balance sheet is stronger than ever, and we ended the quarter with $650 million in cash and investments and no outstanding debt.
"Bookings in the third quarter grew 12.9% and were particularly strong for our justice and public safety solutions. We signed significant contracts for our Odyssey® court case management solution with the Washington State Administrative Office of the Courts and Dallas County, Texas, that culminated extended sales processes, and public safety bookings more than doubled last year's third quarter. We finished the quarter with a new record high backlog of $1.55 billion," added Moore.

"As we continue to work through the challenges brought about by the COVID-19 pandemic and obtain a clearer understanding of the near-term impacts on our results, we have revised our guidance for the full year of 2020 to reflect higher earnings expectations. I'm extremely proud of how the entire Tyler team has risen to face the challenges of this year head-on, supporting our clients as well as each other. We remain confident in the fundamental strengths of the public sector market and in our ability to grow and invest in strategic initiatives in a difficult environment," said Moore.

Guidance for 2020
As of September 30, 2020, Tyler Technologies is providing the following guidance for the full year 2020:
•GAAP total revenues are expected to be in the range of $1.117 billion to $1.129 billion. Non-GAAP total revenues are expected to be in the range of $1.118 billion to $1.130 billion.
•GAAP diluted earnings per share are expected to be in the range of $4.53 to $4.63 and may vary significantly due to the impact of stock incentive awards on the GAAP effective tax rate.
•Non-GAAP diluted earnings per share are expected to be in the range of $5.48 to $5.58.
•Pre-tax non-cash, share-based compensation expense is expected to be approximately $77 million.
•Research and development expense is expected to be in the range of $88 million to $90 million.
•Fully diluted shares for the year are expected to be in the range of 41.5 million to 42.0 million shares.
•GAAP earnings per share assumes an estimated annual effective tax rate of approximately negative 12% after discrete tax items and includes approximately $65 million of discrete tax benefits related to share-based compensation.
•The non-GAAP annual effective tax rate is expected to be 24%.
•Capital expenditures are expected to be in the range of $30 million to $31 million, including approximately $10 million related to real estate and approximately $6 million of capitalized software development costs. Total depreciation and amortization expense is expected to be approximately $81 million, including approximately $54 million from amortization of acquisition intangibles.

GAAP to non-GAAP guidance reconciliation

Tyler Technologies Reports Earnings
For Third Quarter 2020
November 4, 2020

Non-GAAP total revenues is derived from adding back the estimated full year impact of write-downs of acquisition-related deferred revenue and amortization of acquired leases of approximately $1 million. Non-GAAP diluted earnings per share excludes the full year impact of non-cash share-based compensation expense and employer portion of payroll tax related to employee stock transactions of approximately $77 million, and amortization of acquired software and intangible assets of approximately $54 million. Additionally, the non-GAAP tax rate of 24% is estimated periodically as described below under "Non-GAAP Financial Measures" and excludes approximately $65 million of estimated discrete tax benefits that are included in the GAAP estimated annual effective tax rate.

Conference Call

Tyler Technologies will hold a conference call on Thursday, November 5, at 10:00 a.m. Eastern Time to discuss the company’s results. The company is offering participants the opportunity to register in advance for the conference through the following link: http://dpregister.com/sreg/10147974/d912e3b1c6. Registered participants will receive an email with a calendar reminder and a dial-in number and PIN that will allow them to listen to the call live.

Participants who do not wish to pre-register for the call may dial in using 844-861-5506 (U.S. callers) or 412-317-6587 (international callers) or 866-450-4696 (Canada callers) and ask for the “Tyler Technologies” call. A replay will be available two hours after completion of the call through November 12, 2020. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference passcode 10147974.

The live webcast and archived replay can also be accessed at https://tylertech.irpass.com/Presentations.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) provides integrated software and technology services to the public sector. Tyler's end-to-end solutions empower local, state, and federal government entities to operate more efficiently and connect more transparently with their constituents and with each other. By connecting data and processes across disparate systems, Tyler's solutions are transforming how clients gain actionable insights that solve problems in their communities. Tyler has more than 26,000 successful installations across more than 10,000 sites, with clients in all 50 states, Canada, the Caribbean, Australia, and other international locations. Tyler was named to Forbes' "Best Midsize Employers" list in 2019 and has been recognized three times on Forbes' "Most Innovative Growth Companies" list. More information about Tyler Technologies, an S&P 500 company headquartered in Plano, Texas, can be found at tylertech.com.

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release financial measures that have not been prepared in accordance with generally accepted accounting principles (GAAP) and are therefore considered non-GAAP financial measures. This information includes non-GAAP revenues, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share, EBITDA, and adjusted EBITDA. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement

Tyler Technologies Reports Earnings
For Third Quarter 2020
November 4, 2020

to GAAP measures, in evaluating Tyler’s ongoing operational performance because they provide additional insight in comparing results from period to period. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude write-downs of acquisition-related deferred revenue and acquired subleases, share-based compensation expense, employer portion of payroll taxes on employee stock transactions, expenses associated with amortization of intangibles arising from business combinations, acquisition-related expenses, and incremental costs associated with COVID-19.

Tyler currently uses a non-GAAP tax rate of 24%. This rate is based on Tyler's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating Tyler's non-GAAP income, as well as significant non-recurring tax adjustments. The non-GAAP tax rate used in future periods will be reviewed periodically to determine whether it remains appropriate in consideration of factors including Tyler's periodic effective tax rate calculated in accordance with GAAP, changes resulting from tax legislation, changes in the geographic mix of revenues and expenses, and other factors deemed significant. Due to differences in tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to Tyler's estimated annual tax rate as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from Tyler's actual tax liabilities.

Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial statement tables included below in this press release.

Forward-looking Statements
This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. We believe there is a reasonable basis for our forward-looking statements, but they are inherently subject to risks and uncertainties and actual results could differ materially from the expectations and beliefs reflected in the forward-looking statements. We presently consider the following to be among the important factors that could cause actual results to differ materially from our expectations and beliefs: (1) the effects of the COVID-19 pandemic, including its potential effects on the economic environment, our customers and our operations, as well as any changes to federal, state or local government laws, regulations or orders in connection with the pandemic; (2) changes in the budgets or regulatory environments of our clients, primarily local and state governments, that could negatively impact information technology spending; (3) disruption to our business and harm to our competitive position resulting from cyber-attacks and security vulnerabilities; (4) our ability to protect client information from security breaches and provide uninterrupted operations of data centers; (5) our ability to achieve growth or operational synergies through the integration of acquired businesses, while avoiding unanticipated costs and disruptions to existing operations; (6) material portions of our business require the Internet infrastructure to be adequately maintained; (7) our ability to achieve our

Tyler Technologies Reports Earnings
For Third Quarter 2020
November 4, 2020

financial forecasts due to various factors, including project delays by our clients, reductions in transaction size, fewer transactions, delays in delivery of new products or releases or a decline in our renewal rates for service agreements; (8) general economic, political and market conditions; (9) technological and market risks associated with the development of new products or services or of new versions of existing or acquired products or services; (10) competition in the industry in which we conduct business and the impact of competition on pricing, client retention and pressure for new products or services; (11) the ability to attract and retain qualified personnel and dealing with the loss or retirement of key members of management or other key personnel; and (12) costs of compliance and any failure to comply with government and stock exchange regulations. These factors and other risks that affect our business are described in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K and quarterly report on Form 10-Q. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

(Comparative results follow)

Contact: Brian K. Miller
Executive Vice President & CFO
Tyler Technologies, Inc.
972-713-3720
brian.miller@tylertech.com

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TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Software licenses and royalties	$19,937	$25,379	$55,699	$67,847
Subscriptions	89,290	75,272	256,651	216,022
Software services	47,946	54,997	143,733	160,841
Maintenance	117,979	109,833	349,104	316,674
Appraisal services	5,394	6,008	15,853	17,455
Hardware and other	5,200	3,911	12,338	18,751
Total revenues	285,746	275,400	833,378	797,590

Software licenses and royalties	1,177	971	3,047	2,680
Acquired software	7,965	7,975	23,998	22,645
Subscriptions, software services and maintenance	125,881	128,545	381,947	371,464
Appraisal services	3,434	4,096	11,795	11,306
Hardware and other	3,780	3,096	8,748	14,870
Total cost of revenues	142,237	144,683	429,535	422,965

Gross profit	143,509	130,717	403,843	374,625

Selling, general and administrative expenses	66,819	63,888	196,825	187,481
Research and development expense	21,642	21,130	65,952	60,172
Amortization of customer and trade name intangibles	5,392	5,646	16,176	15,762
Operating income	49,656	40,053	124,890	111,210
Other income, net	280	499	1,740	838
Income before income taxes	49,936	40,552	126,630	112,048
Income tax provision (benefit)	10,652	162	(14,096)	12,311
Net income	$39,284	$40,390	$140,726	$99,737

Earnings per common share:
Basic	$0.98	$1.04	$3.52	$2.58
Diluted	$0.94	$1.00	$3.39	$2.49

Weighted average common shares outstanding:
Basic	40,261	38,765	40,013	38,614
Diluted	41,606	40,280	41,493	40,015

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of non-GAAP total revenues
GAAP total revenues	$285,746	$275,400	$833,378	$797,590
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	113	1,698	433	6,052
Add: Amortization of acquired leases	78	89	235	289
Non-GAAP total revenues	$285,937	$277,187	$834,046	$803,931

Reconciliation of non-GAAP gross profit and margin
GAAP gross profit	$143,509	$130,717	$403,843	$374,625
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	113	1,698	433	6,052
Add: Amortization of acquired leases	78	89	235	289
Add: Share-based compensation expense included in cost of revenues	4,555	3,612	13,176	11,166
Add: Amortization of acquired software	7,965	7,975	23,998	22,645
Non-GAAP gross profit	$156,220	$144,091	$441,685	$414,777
GAAP gross margin	50.2%	47.5%	48.5%	47.0%
Non-GAAP gross margin	54.6%	52.0%	53.0%	51.6%

Reconciliation of non-GAAP operating income and margin
GAAP operating income	$49,656	$40,053	$124,890	$111,210
Non-GAAP adjustments:
Add: Write-downs of acquisition-related deferred revenue	113	1,698	433	6,052
Add: Amortization of acquired leases	78	89	235	289
Add: Share-based compensation expense	18,424	14,887	54,112	44,369
Add: Employer portion of payroll tax related to employee stock transactions	134	621	2,591	1,052
Add: Acquisition related costs	—	5	—	945
Add: COVID-19 incremental costs	—	—	727	—
Add: Amortization of acquired software	7,965	7,975	23,998	22,645
Add: Amortization of customer and trade name intangibles	5,392	5,646	16,176	15,762
Non-GAAP adjustments subtotal	32,106	30,921	98,272	91,114
Non-GAAP operating income	$81,762	$70,974	$223,162	$202,324
GAAP operating margin	17.4%	14.5%	15.0%	13.9%
Non-GAAP operating margin	28.6%	25.6%	26.8%	25.2%

TYLER TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Amounts in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Reconciliation of non-GAAP net income and earnings per share
GAAP net income	$39,284	$40,390	$140,726	$99,737
Non-GAAP adjustments:
Add: Total non-GAAP adjustments to operating income	32,106	30,921	98,272	91,114
Less: Tax impact related to non-GAAP adjustments	(9,038)	(16,992)	(68,073)	(36,448)
Non-GAAP net income	$62,352	$54,319	$170,925	$154,403
GAAP earnings per diluted share	$0.94	$1.00	$3.39	$2.49
Non-GAAP earnings per diluted share	$1.50	$1.35	$4.12	$3.86

Detail of share-based compensation expense
Cost of subscriptions, software services and maintenance	$4,555	$3,612	$13,176	$11,166
Selling, general and administrative expenses	13,869	11,275	40,936	33,203
Total share-based compensation expense	$18,424	$14,887	$54,112	$44,369

Reconciliation of EBITDA and adjusted EBITDA
GAAP net income	$39,284	$40,390	$140,726	$99,737
Amortization of customer and trade name intangibles	5,392	5,646	16,176	15,762
Depreciation and amortization included in
cost of revenues, SG&A and other expenses	14,921	14,076	44,271	40,639
Interest expense included in other income, net	153	236	456	1,409
Income tax provision (benefit)	10,652	162	(14,096)	12,311
EBITDA	$70,402	$60,510	$187,533	$169,858
Write-downs of acquisition-related deferred revenue	113	1,698	433	6,052
Share-based compensation expense	18,424	14,887	54,112	44,369
Acquisition related costs	—	5	—	945
COVID-19 incremental costs	—	—	727	—
Adjusted EBITDA	$88,939	$77,100	$242,805	$221,224

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
 (Unaudited)

	September 30, 2020	December 31, 2019
ASSETS

Current assets:
Cash and cash equivalents	$518,685	$232,682
Accounts receivable, net	362,667	374,089
Current investments and other assets	88,495	66,444
Income tax receivable	20,752	6,482
Total current assets	990,599	679,697

Accounts receivable, long-term portion	24,459	22,432
Operating lease right-of-use assets	15,321	18,992
Property and equipment, net	170,833	171,861

Other assets:
Goodwill	840,028	840,117
Other intangibles, net	341,999	378,914
Non-current investments	75,278	42,235
Other non-current assets	33,646	37,366

Total assets	$2,492,163	$2,191,614

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities	$92,761	$90,211
Operating lease liabilities	5,780	6,387
Deferred revenue	436,504	412,495
Total current liabilities	535,045	509,093

Revolving line of credit	—	—
Deferred revenue, long-term	118	199
Deferred income taxes	45,985	48,442
Operating lease liabilities, long-term	12,870	16,822
Shareholders' equity	1,898,145	1,617,058

Total liabilities and shareholders' equity	$2,492,163	$2,191,614

TYLER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$39,284	$40,390	$140,726	$99,737
Adjustments to reconcile net income to cash
provided by operations:
Depreciation and amortization	20,476	19,803	60,746	56,547
Share-based compensation expense	18,424	14,887	54,112	44,369
Operating lease right-of-use assets expense	1,390	1,428	4,233	3,979
Deferred income tax expense (benefit)	1,271	(2,889)	(2,458)	(10,329)
Changes in operating assets and liabilities,
exclusive of effects of acquired companies	88,963	56,454	8,969	(15,776)
Net cash provided by operating activities	169,808	130,073	266,328	178,527

Cash flows from investing activities:
Additions to property and equipment	(2,796)	(4,781)	(19,064)	(28,833)
Purchase of marketable security investments	(31,582)	(17,205)	(111,329)	(27,322)
Proceeds from marketable security investments	21,774	17,166	61,794	56,854
Proceeds from the sale of investment of preferred shares	—	—	15,000	—
Purchase of investment of common shares	—	—	(10,000)	—
Investment in software	(1,621)	(1,308)	(4,316)	(3,540)
Cost of acquisitions, net of cash acquired	—	(650)	(261)	(199,870)
Decrease (increase) in other	341	(925)	13	(493)
Net cash used by investing activities	(13,884)	(7,703)	(68,163)	(203,204)

Cash flows from financing activities:
Decrease in net borrowings on revolving line of credit	—	(15,000)	—	—
Purchase of treasury shares	(2)	—	(15,484)	(17,786)
Proceeds from exercise of stock options	8,395	40,163	100,732	62,295
Payment of contingent consideration	—	—	(5,619)	—
Contributions from employee stock purchase plan	3,032	2,718	8,209	7,327
Net cash provided by financing activities	11,425	27,881	87,838	51,836

Net increase in cash and cash equivalents	167,349	150,251	286,003	27,159
Cash and cash equivalents at beginning of period	351,336	11,187	232,682	134,279

Cash and cash equivalents at end of period	$518,685	$161,438	$518,685	$161,438